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NEWS RELEASE

                                         Media Contact:
                                         Kathy Stahlman
                                         @Road Public Relations
                                         (510) 870-1144
                                         kstahlman@road-inc.com


      @ROAD(R) LAUNCHES DIRECTDATA 2.1 FOR INTEGRATION OF MOBILE WORKFORCE
                    INFORMATION WITH ENTERPRISE APPLICATIONS

   Enhancement Gives Companies Greater Control of Data, Improves Productivity

FREMONT, CA - MAY 1, 2003 - @Road (Nasdaq: ARDI), a leading provider of mobile resource management services, today announced the availability of @Road DirectData 2.1, a value-added enhancement to the company's existing suite of services. For companies seeking to leverage their existing IT infrastructure, DirectData 2.1 continuously and securely delivers location-, message- and form-based information to enterprise applications. Information such as proof-of-delivery, workflow reporting and inventory data can easily be integrated into any number of applications including routing, dispatching or payroll applications. The processing by @Road and its customers of data captured by @Road services is called collaborative processing.

"One challenge facing companies today is how to efficiently use and synthesize the information that's being collected from the field," said Krish Panu, president and CEO of @Road. "@Road makes it easy for customers, particularly our larger customers, to integrate business-critical data into the applications they use every day. We believe @Road is the only mobile resource management company offering both the quick return on investment of a hosted, subscription-based solution and the benefits of collaborative processing enabled by DirectData 2.1."

Organizations that can benefit from @Road MRM services include those in any industry or public sector in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service or competitive advantage. Many @Road customers quantify their return on investment in an @Road solution in periods ranging from a couple of weeks to several days.

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DIRECTDATA 2.1 - continued
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DIRECTDATA 2.1 KEY BENEFITS

         - Automatically uploads location-based data, including text messages and workflow forms, to @Road client servers

         - Continuously streams large amounts of data into enterprise applications

         -        Easily integrates information into existing applications

         -        Ability to create flexible, custom reports and views

         -        Ability to archive data on client servers

ABOUT DIRECTDATA 2.1

Priced at $5.00 per month per subscriber, @Road DirectData 2.1 utilizes industry standard open platform technology protocols to feed business-critical data from the field directly into existing enterprise applications. DirectData 2.1 works seamlessly with leading operating systems such as IBM AIX, Sun Solaris, Microsoft Windows, and RedHat Linux, while offering out-of-the-box connectivity and functionality with an assortment of databases, including IBM DB2/UDB, Oracle 8i/9i, Microsoft SQL Server, MySQL and PostgreSQL. The service uses 128-bit SSL encryption technology for data integrity. For quick start-up and maximum utility, @Road provides expert assistance in configuring customer-side software through its Advanced Customer Solutions Group.

ABOUT @ROAD

@Road (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-as-you-go subscription model, customers experience an immediate and measurable return-on-investment.

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DIRECTDATA 2.1 - continued
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@Road delivers its MRM services to over 99,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.atroad.com.

                                       ###

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to successfully deploy and support the services described in this press release, dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 31, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. All other trademarks and/or service marks are the property of their respective owners.